ASSET EXCHANGE AGREEMENT

This agreement, made and entered into this 6th day of May, 2008, by and between Western Sierra Mining Corp. (WSM), having an address of  2750 Cisco Drive South, Lake Havasu City, Arizona 86403 and Don L. Jenkins et al, (Jenkins) whose address is P.O. Box 2880, Prescott, Arizona 86302; collectively referred to as “The Parties.”

REPRESENTATIONS

WHEREAS:

1.

WSM represents that it is a publicly held mining company incorporated in the State of Utah and:

2.

Jenkins represents that he is the owner of certain mining properties or mineral claims as defined in Exhibit “A” and:

3.

WSM and Jenkins desire to work together to their mutual interest by exchanging the common stock of Western for the rights owned by Jenkins as per Exhibit “A”

THEREFORE, WSM and Jenkins hereby agree as follows:

Obligations of the Parties:

1.

WSM shall issue to Jenkins or his designee, 50,000,000 shares of its restricted common stock upon the signing of this agreement.

2.

WSM shall pay to Jenkins $50,000.00.

3.

WSM shall file a registration statement with the SEC to make all 100% of the amount of the above shares unrestricted “Free Trading”.

4.

Jenkins shall execute the appropriate documentation necessary to transfer the properties listed in Exhibit “A’ to WSM.

Payments: All payments made by WSM under this agreement shall be made by direct wire transfer to an account as directed by Jenkins within 30 days from the date of signing of this agreement.

Additional Understanding.  Jenkins hereby acknowledges that in order for WSM to register the shares being issued pursuant to this agreement, WSM will first need to have the books and records of the Corporation audited.  Once the audit is complete, WSM will file an SB-2 registration statement with the SEC to register all 50,000,000 shares.  WSM will file on Form 8-K the appointment of the Auditor within one (1) week of the signing of this Agreement. At completion of the Audit, WSM will file the SB-2 within two weeks from the completion of the Audit.  WSM can not predict with any specific accuracy the response time of the SEC but will use all prudent efforts to expedite the completion of said registration.

Threatened or pending proceedings.  “The Parties” warrant that no proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency of instrumentality or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with condition of the transaction contemplated hereby.

Authorization.  All corporate action necessary to authorize the execution, delivery and performance by both Parties and any other agreements or instruments contemplated by this transaction be furnished each to the other with copies of all applicable resolutions certified by the Secretary of the respective companies.

Consents.  The Parties shall have received the approvals, consents and authorizations of all third parties necessary to effect the validity of this agreement.

Notices.  Any demand, notice or other communication required or permitted under or in connection with the transactions contemplated by this Agreement, shall be in writing and shall be deemed to be effective when delivered by facsimile or in person or deposited in the United States mail and sent by certified or registered mail, return receipt requested, addressed as follows:

     If to WSM:

Western Sierra Mining Corp.

2750 Cisco Drive South

Lake Havasu City, AZ  86403

                                    Fax: 928-680-7066

    If to JENKINS         Don L. Jenkins

                                     P.O. Box 2880

 Prescott, Arizona 86302

             Fax:  928-442-3898

Either party may change their notice address by notifying the other party of the new address using the same manner of delivery as stated above.

Termination. Either party may terminate this Agreement, upon written notice to the other party, for any of the following reasons:

(a)

A breach by either “Party” of any covenant, term, or condition of the Agreement and the failure to cure such breach within 5 business days after receipt of written notice of such breach from the non-breaching party; or

(b)

Either party misrepresents the terms or conditions of this Agreement, or engages in any fraudulent activity relating thereto; or

(c)

Either party institutes any proceeding for relief under the Bankruptcy Code, or becomes insolvent, or if a receiver is appointed by the a court of competent authority, or if either party makes a general assignment for the benefit of its creditors; or

(d)

State or Federal law forbids, places restriction on, limits or otherwise impairs WSM’s ability to perform as contemplated by this agreement.

Arbitration.  In the event a dispute should arise between the parties to this Agreement, both parties agree to submit said dispute to a Board of Arbitration prior to any effort to seek a remedy in the Courts as set forth above.

Confidential Information:  Each of the parties hereby acknowledges and agrees that all information disclosed to each other necessary for the execution of the terms and conditions of this Agreement, whether written or oral, including the terms and conditions of this Agreement, is Confidential Information and shall not be disclosed to any third party without the written consent of the other or such information becomes public knowledge. Seller acknowledges that WSM is a public company and as such has certain disclosure obligations to its shareholders and to the Security and Exchange Commission.

Waiver.  The failure of any party hereto at any time or times hereafter to exercise any right, power, privilege or remedy hereunder or to require strict performance by the other or another party of any of the provisions, terms or conditions contained in this Agreement or in any other document, instrument or agreement contemplated hereby or delivered in connection herewith shall not waive, affect, or diminish any right, power, privilege or remedy of such party at any time or times thereafter to demand strict performance thereof; and, no rights of any party hereto shall be deemed to have been waived by any act of knowledge of such party hereto on any of its rights on any one occasion shall operate as a waiver of any other of its rights or any of its rights on any future occasion.

Section Headings.  The section headings in this agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement or to alter or affect any provisions, terms or conditions contained herein.

Exhibits and Schedules.  Any exhibits, appendices and/or schedules referenced herein, shall be deemed to be attached hereto and made a part hereof.  All references herein to the Agreement shall include all schedules, exhibits, appendices and financial statements and/or other documents delivered hereunder.

Indemnity by Jenkins.  In the event WSM shall, without fault on its part, be made or become a party to any suit, claim or demand directly as a result of any performance by WSM in connection with this Agreement, Jenkins will defend, indemnify and hold WSM free and harmless from any and all claims, losses, damages, injuries, cost, including without limitation, court cost and reasonable attorney’s fees, or other liabilities, arising from or in connection with the execution of this Agreement.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of the Agreement which shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof deleted.  Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdiction.

Entire Understanding.  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and such understandings shall not be modified except in writing signed by or on behalf of the parties hereto.

Binding Effect.  This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.  This Agreement is not intended to, nor shall it create any rights in any other party.

Governing Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Arizona and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state, without reference to conflict of principals and any dispute arising from this Agreement shall be brought solely within the courts of the State of Arizona unless change is agreed to by both parties in writing.

Assignment.  Each party hereto shall be able to sell, pledge, assign or otherwise transfers rights under this Agreement, in whole or in part, only upon receiving written consent from the other, a consent that shall not be unreasonably withheld. For purposes hereof the transfer of the party's rights under this Agreement shall be deemed to include a transfer of a majority of the voting rights with respect to such party.

Counterparts.  This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute by one and the same instrument.  Electronic signatures and facsimile transmitted documents are acceptable in the same manner as originals.

Closing:  This Agreement will take full force and effect upon the exchange of all documentation and obligations of the Parties but in any event no later than the first day of June, 2008.

Executed on this _______ day of May, 2008 in Prescott, the State of Arizona.

            Western Sierra Mining Corp.

            By: __Michael M. Chaffee

            Michael M. Chaffee

            President, CEO

           ________________________

Don L. Jenkins

EXHIBIT “A”

ASSET EXCHANGE AGREEMENT

PROPERTY  DESCRIPTION

SUNGOLD MINE:

CLAIM NAME

AMC #

COUNTY REC. #

Bueno #1

353106

B3720-316

Sungold #2

389109

B4564-19

Sungold #3

389110

B4564-20

Sungold #4

389111

B4564-21

BIG CHIEF MINE:

BC-1

341615

B3284-757

BC-2

364664

B4233-793

Big Chief Fraction

364662

B4233-792

Goldwater #1

341618

B3284-765

Independence #1

341620

B3284-767

Independence #2

364663

B4243-794

ORO CACHE MINE:

Oro Cache #1

348190

B3470-789

ADDITIONAL MINE TO BE NAMED AND INSERTED INTO THIS AGREEMENT WITHIN 30 DAYS:

1